PETIQ, INC.
AMENDED AND RESTATED 2017 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made effective as of [[GRANTDATE]] (the “Grant Date”) by and between PetIQ, Inc., a Delaware corporation (the “Company”), and [[FIRSTNAME]] [[LASTNAME]] (the “Participant”), pursuant to the PetIQ, Inc. Amended and Restated 2017 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.
WHEREAS, the Company has adopted the Plan in order to grant Awards from time to time to certain key Employees, Directors and Consultants of the Company and its Subsidiaries or Affiliates; and
WHEREAS, the Participant is an Eligible Recipient as contemplated by the Plan, and the Committee has determined that it is in the interest of the Company to grant this Award to the Participant.
NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:
1.Grant and Vesting of Restricted Stock Units.
(a)Shares Subject to Award. As of the Grant Date, the Participant will be credited with [[SHARESGRANTED]] Restricted Stock Units. Each Restricted Stock Unit is a notional amount that represents the right to receive one Share, subject to the terms and conditions of the Plan and this Agreement, if and when the Restricted Stock Unit vests.
(b)Vesting. The Restricted Stock Units shall vest in substantially equal annual installments on each of the first four (4) anniversaries of the Grant Date, subject to the Participant’s continuous service with the Company or a Subsidiary or Affiliate thereof, as applicable, whether as an Employee, Director, or Consultant (“Service”), from the Grant Date through each such anniversary of the Grant Date. Notwithstanding the foregoing, all or a portion of the Restricted Stock Units may also vest under the circumstances described in Section 3(b) or Section 4.
2.Rights as a Stockholder.
(a)Unless and until a Restricted Stock Unit has vested and the Share underlying it has been distributed to the Participant, the Participant will not be entitled to vote in respect of that Restricted Stock Unit or that Share.
(b)If the Company declares a cash dividend on its Shares, then, on the payment date of the dividend, the Participant will be credited with dividend equivalents equal to the amount of cash dividend per Share multiplied by the number of Restricted Stock Units credited to the Participant through the record date. The dollar amount credited to the Participant under the preceding sentence will be credited to an account (“Account”) established for the Participant for bookkeeping purposes only on the books of the Company. The balance in the Account will be subject to the same terms regarding vesting and forfeiture as the Participant’s Restricted Stock Units awarded under this Agreement, and will be paid in cash in a single sum at the time that the Shares associated with the Participant’s Restricted Stock Units are delivered (or forfeited at the time that the Participant’s Restricted Stock Units are forfeited).

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3.Termination of Service.
(a)Any Termination. Except as otherwise set forth in this Section 3 or in Section 4, in the event that the Participant’s Service terminates for any reason, any portion of the Restricted Stock Units that is not then vested shall terminate and be cancelled immediately upon such termination of Service.
(b)Termination due to Qualified Retirement. In the event that the Participant’s Service terminates by reason of the Participant’s Qualified Retirement, any unvested portion of the Restricted Stock Units shall immediately vest in full as of the date of such termination of Service. For purposes of this Agreement, “Qualified Retirement” shall mean a termination of the Participant’s Service, other than for Cause or due to the Participant’s death or Disability, on or after the Participant reaches the age of 55 with at least ten years of Service.
(c)Termination for Cause. In the event that the Participant’s Service terminates for Cause, the entire Award of Restricted Stock Units, whether or not then vested, shall terminate and be cancelled immediately upon such termination of Service.
4.Qualifying Terminations Following a Change in Control.
Notwithstanding any language in the Plan or the Participant’s employment or other services agreement with the Company to the contrary, the Restricted Stock Units will not vest solely upon a Change in Control unless the Restricted Stock Units are not assumed by the Company’s successor or converted to an equivalent value award upon substantially the same terms effective immediately following the Change in Control. However, if the Participant experiences a Qualifying Termination, the Restricted Stock Units will immediately vest in full. A “Qualifying Termination” occurs if, within twelve (12) months following a Change in Control, the Participant’s Service is terminated by the Company without Cause.
5.Timing and Form of Payment.
Once a Restricted Stock Unit vests, the Participant will be entitled to receive a Share in its place. Delivery of the Share will be made as soon as administratively feasible following the vesting of the associated Restricted Stock Unit. Shares will be credited to an account established for the benefit of the Participant with the Company’s administrative agent. The Participant will have full legal and beneficial ownership of the Shares at that time.
6.Tax Withholding.
The Company or any Affiliate thereof shall have the power to withhold, or require the Participant to remit to the Company or such Affiliate thereof, cash or Shares that are distributable to the Participant with respect to the Restricted Stock Units in an amount sufficient to satisfy the federal, state, and local withholding tax requirements, both domestic and foreign, relating to such transaction, and the Company or such Affiliate thereof may defer payment of cash or issuance of Shares until such requirements are satisfied; provided, however, that such amount may not exceed the maximum statutory withholding rate. As provided in Section 15 of the Plan, the Company or any Affiliate thereof may use any method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to the Restricted Stock Units.
7.Non-Competition, Non-Solicitation and Non-Disparagement.
(a)Non-Compete. During the period of the Participant’s Service and for twelve (12) months following the termination thereof for any reason (the “Restricted Period”), the

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Participant agrees that he or she shall not, and shall not permit his or her respective Affiliates to, directly or indirectly through another Person, engage in a Competitive Business (defined below) by providing any services similar to those provided by the Participant during his or her Service with the Company, in any geographic location in which the Company Group is engaged in business, which includes the United States (the “Geographic Area”). For purposes of this Agreement, “Competitive Business” shall mean any business that is engaged in the acquisition, distribution, marketing, sale, resale, manufacture or production of veterinary pet prescription and over-the-counter medications or related products, and all matters and services incidental or related thereto, or any other business in competition with the business conducted by (or actively being contemplated by) the Company, its Subsidiaries or any of its Affiliates (the “Company Group”).
(b)Non-Solicitation. The Participant agrees that during his or her period of Service and during the Restricted Period, the Participant shall not, and shall not permit his or her Affiliates to, directly or indirectly through another Person within the Geographic Area:
(i)hire any Employee or independent contractor of the Company Group, or solicit, induce, recruit or encourage any such Employee or independent contractor to leave the employ of, or reduce the services provided to, the Company Group, or encourage or attempt to do any of the foregoing, either for the Participant’s own purposes or for any other Person or entity; or
(ii)(A) solicit, interfere with, subvert, disrupt or alter the relationship, contractual or otherwise, between the Company Group and any client, customer, contractor, vendor, supplier, licensor or licensee of the Company Group, or any prospective client, customer, contractor, vendor, supplier, licensor or licensee of the Company Group, (B) divert or take away or attempt to divert or take away the business or patronage (with respect to products or services of the kind or type developed, produced, marketed, furnished or sold by the Company) of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company, or (C) encourage or attempt to do any of the foregoing, either for the Participant’s own purposes or for any other Person or entity.
(c)Other Covenants. For the avoidance of doubt, the restrictive covenants set forth in this Section 7 are in addition to, and not in lieu of, any restrictive covenants to which the Participant may otherwise be subject, whether under the terms of his or her employment or services agreement or otherwise.
(d)Severability. The covenants contained in this Section 7 shall be construed as a series of separate covenants, one for each county, city, state or any similar subdivision in any Geographic Area. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding sections. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 7 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable law.
(e)Acknowledgments. The Participant acknowledges that the restrictions set forth in Sections 7(a) and 7(b) are fair and reasonable in all respects. Without limiting the foregoing, the Participant makes the following acknowledgments:

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(i)The Participant will, by virtue of the Participant’s position with the Company, have and gain a high level of inside knowledge regarding the Company Group and its business, and as a result, will have the ability to harm or threaten its legitimate business interests, including, without limitation, its goodwill, technologies, intellectual property, business plans, processes, methods of operation, customers, customer lists, referral sources, vendors and vendor contracts, financial and marketing information, and other trade secrets.
(ii)The Participant will provide services or have significant presence or influence on behalf of the Company Group within the entire Geographic Area due to the nature of the Company Group’s business, which is conducted extensively throughout the Geographic Area.
(iii)The type of activities restricted by Sections 7(a) and 7(b) would be in direct competition with the Company Group’s business.
(iv)The Participant has received sufficient consideration in exchange for the covenants made herein.
(f)Remedies for Breach.
(i)The Participant acknowledges and agrees that in the event of the Participant’s actual or threatened breach of any of the restrictive covenants contained in this Section 7, the Company will have no adequate remedy at law. The Participant accordingly agrees that, in the event of any actual or threatened breach by the Participant of any of said covenants, the Company will be entitled to seek immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing in this Section 7 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.
(ii)In addition, and not in limitation of the foregoing, in the event of the Participant’s breach of any of the restrictive covenants set forth in this Section 7, (A) the Restricted Stock Units (whether vested or unvested) shall immediately be forfeited, (B) the Company shall be entitled to recover any Shares acquired upon the vesting of the Restricted Stock Units, and (C) if the Participant has previously sold any of the Shares derived from the Restricted Stock Units, the Company shall also have the right to recover from the Participant the economic value thereof.
8.Nontransferability of Restricted Stock Units.
The Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, on such terms and conditions as the Committee shall establish, to a permitted transferee.
9.Beneficiary Designation.
The Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his or her death. Each designation will revoke all prior designations by the Participant, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.

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10.Requirements of Law.
The issuance of Shares following vesting of the Restricted Stock Units shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Shares shall be issued upon vesting of any portion of the Restricted Stock Units granted hereunder, if such issuance would result in a violation of applicable law, including the U.S. federal securities laws and any applicable state or foreign securities laws.
11.No Guarantee of Continued Service.
Nothing in the Plan or in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate thereof to terminate the Participant’s Service at any time or confer upon the Participant any right to continued Service.
12.No Rights as a Stockholder.
Except as provided in Section 2 above or as otherwise required by law, the Participant shall not have any rights as a stockholder with respect to any Shares covered by the Restricted Stock Units granted hereunder prior to the date on which he or she is recorded as the holder of those Shares on the records of the Company.
13.Interpretation; Construction.
Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.
14.Amendments.
The Committee may, in its sole discretion, at any time and from time to time, alter or amend this Agreement and the terms and conditions of the unvested portion of the Restricted Stock Units (but not any portion of the Restricted Stock Units that has previously vested) in whole or in part, including without limitation, amending the criteria for vesting set forth in Section 1 hereof and substituting alternative vesting criteria; provided that such alteration, amendment, suspension or termination shall not adversely alter or impair the rights of the Participant under the Restricted Stock Units without the Participant’s consent. The Company shall give written notice to the Participant of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended by a writing signed by both the Company and the Participant.
15.Miscellaneous.
(a)Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, mailed, certified or registered mail with postage prepaid, sent by next-day or overnight mail or delivery, or sent by fax, as follows:
(i)If to the Company:
    PetIQ, Inc.
    230 E. Riverside Dr.

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    Eagle, ID 83616
    Attention: General Counsel
    Phone: 208-939-8900

(ii)If to the Participant, to the Participant’s last known home address, or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.
(b)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(c)No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.
(d)Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.
(e)Entire Agreement. This Agreement, together with the Plan, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter.
(f)Code Section 409A Compliance. The Restricted Stock Units are intended to be exempt from or comply with the requirements of Code Section 409A and this Agreement shall be interpreted accordingly. Notwithstanding any provision of this Agreement, to the extent that the Committee determines that any portion of the Restricted Stock Units granted under this Agreement is subject to Code Section 409A and fails to comply with the requirements of Code Section 409A, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Committee reserves the right to amend, restructure, terminate or replace such portion of the Restricted Stock Units in order to cause such portion of the Restricted Stock Units to either not be subject to Code Section 409A or to comply with the applicable provisions of such section.

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(g)Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.
(h)Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(i)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
(j)Erroneously Awarded Compensation. Notwithstanding any provision in the Plan or in this Agreement to the contrary, this Award shall be subject to any compensation recovery and/or recoupment policy that may be adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices.
[Signature Page Follows]

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Notwithstanding anything in this Agreement or in the Plan to the contrary, the Committee hereby reserves the right, in its sole discretion, to terminate or cancel this Award if the Participant fails to accept this Agreement on or prior to [[GRANTEXPIRATIONDATE]].
IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first above written.

    PETIQ, INC.
    By:
    Name:
    Title:

    PARTICIPANT

    Name: [[FIRSTNAME]] [[LASTNAME]]

[Signature Page to RSU Agreement]

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